Exhibit 99.1
eHealth, Inc. Announces Fourth Quarter and Fiscal 2014 Results

Fourth Quarter 2014 Overview

•	Revenue of $45.0 million, a decrease of 17% compared to the fourth quarter of 2013

•	GAAP operating loss of $13.8 million compared to GAAP operating loss of $2.6 million for the fourth quarter of 2013

•
GAAP net loss of $19.2 million, or $(1.08) per diluted share, including a $11.5 million, or $(0.65) per diluted share provision for income taxes to record a valuation allowance against deferred tax assets, compared to GAAP net loss of $2.0 million, or $(0.11) per diluted share for the fourth quarter of 2013

•	Non-GAAP net loss of $7.8 million, or $(0.44) per diluted share, compared to non-GAAP net loss of $0.3 million, or $(0.01) per diluted share for the fourth quarter of 2013

•	Total estimated members decreased 10% compared to the fourth quarter of 2013

•	Submitted applications for Medicare Advantage and Medicare Supplement products combined increased 46% compared to the fourth quarter of 2013.

•	Submitted applications for Individual & Family Plan products decreased 41% compared to the fourth quarter of 2013

•	Cash flow from operations was an outflow of $4.1 million compared to cash flow from operations of $6.2 million in the fourth quarter of 2013

MOUNTAIN VIEW, Calif.-February 25, 2015-eHealth, Inc. (NASDAQ: EHTH), the nation’s first and largest private health insurance exchange, announced today its financial results for the fourth quarter and fiscal year ended December 31, 2014.

Gary Lauer, chief executive officer of eHealth stated, “We have now completed the Medicare Annual Enrollment period and the Open Enrollment Period under the Affordable Care Act in the individual market.  Our Medicare business performed well in 2014 as evidenced by the strong year-over-year increase in submitted applications as well as a positive trend in projected profitability of our individual Medicare members.  We plan to continue to invest for growth in this important business area.  At the same time, individual and family health insurance submitted application volume came in below our expectations.  We are currently reviewing our Open Enrollment Period performance and are taking a close look at the cost structure of our business.  Our near-term goal is to adjust our operating expenses in light of our individual and family health insurance membership to improve our financial results and cash flow generation.”

Fourth Quarter 2014 Results

Revenue-Revenue for the fourth quarter of 2014 totaled $45.0 million, a 17% decrease compared to revenue of $54.2 million for the fourth quarter of 2013. Commission revenue for the fourth quarter of 2014 totaled $38.4 million, a 13% decrease compared to commission revenue of $44.2 million for the fourth quarter of 2013. Medicare related revenue was $13.5 million for the fourth quarter of 2014, a 16% decrease compared to Medicare related revenue of $16.1 million for the fourth quarter of 2013. The decline in Medicare related revenue was partially a result of a delay in recognizing some revenue related to new Center for Medicare and Medicaid Services (“CMS”) regulations prohibiting carriers from paying commissions during the fourth quarter on Medicare Advantage and Medicare Part D prescription drug plans sold during the fourth quarter with an effective date in the following year. Medicare related revenue in the fourth quarter of 2014 also reflects a decline in Medicare sponsorship and advertising revenue compared to the fourth quarter of 2013. Medicare related revenue includes Medicare commission revenue, Medicare sponsorship and advertising revenue and Medicare licensing revenue.

Income (Loss) from Operations-Operating loss for the fourth quarter of 2014 was $13.8 million, compared to operating loss of $2.6 million for the fourth quarter of 2013. Operating margins were (31)% and (5)% in the fourth quarters of 2014 and 2013, respectively. Non-GAAP operating loss for the fourth quarter of 2014 was $14.0 million compared to non-GAAP operating income of $0.2 million for the fourth quarter of 2013. Non-GAAP operating margins were (31)% and 0% in the fourth quarters of 2014 and 2013, respectively. Non-GAAP operating loss and margins in the fourth quarter of 2014 exclude $(0.7) million of stock-based compensation expense and $0.5 million of intangible asset amortization expense. Non-GAAP operating income and margins in the fourth quarter of 2013 exclude $2.4 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense.

EBITDA-EBITDA for the fourth quarter of 2014 was $(12.9) million compared to EBITDA of $1.1 million for the fourth quarter of 2013. EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other expense, net and provision (benefit) for income taxes to GAAP net income (loss).

Pre-tax Loss-Pre-tax loss for the fourth quarter of 2014 was $13.8 million, compared to pre-tax loss of $2.7 million for the fourth quarter of 2013.

Provision (benefit) for income taxes-Provision for income taxes was $5.4 million for the fourth quarter of 2014 compared to benefit for income taxes of $0.7 million for the fourth quarter of 2013. Non-cash charges of approximately $11.5 million were recorded during the fourth quarter of 2014 to establish a valuation allowance against deferred tax assets.

Net Income (Loss)-Net loss for the fourth quarter of 2014 was $19.2 million, or $(1.08) per diluted share, including an $11.5 million, or $(0.65) per diluted share provision for income taxes to record a valuation allowance against deferred tax assets, compared to net loss of $2.0 million, or $(0.11) per diluted share for the fourth quarter of 2013. Non-GAAP net loss for the fourth quarter of 2014 was $7.8 million, or $(0.44) per diluted share, compared to non-GAAP net loss of $0.3 million, or $(0.01) per diluted share for the fourth quarter of 2013. Non-GAAP net loss and non-GAAP net loss per diluted share in the fourth quarter of 2014 exclude $(0.7) million of stock-based compensation expense, $0.5 million of intangible asset amortization expense and $11.6 million of provision for income taxes, including non-cash charges of $11.5 million to establish a valuation allowance against deferred tax assets. Non-GAAP net loss and non-GAAP net loss per diluted share in the fourth quarter of 2013 exclude $2.4 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $1.1 million for related income tax benefit.

Membership-Total estimated membership at December 31, 2014 was 1,117,400 members, a 10% decrease over estimated membership of 1,244,900 at December 31, 2013. Estimated individual and family plan membership was 565,900, a 29% decrease over estimated membership of 796,100 at December 31, 2013. Estimated Medicare membership was 143,500, a 21% increase over estimated membership of 118,200 at December 31, 2013.

Submitted Applications-Submitted applications for individual and family plan products decreased 41% in the fourth quarter of 2014 to 100,400 applications covering 152,000 individuals, compared to 169,800 applications covering 251,100 individuals in the fourth quarter of 2013. Submitted applications for Medicare Advantage and Medicare Supplement products increased 46% in the fourth quarter of 2014 to 48,700 applications, compared to 33,500 applications in the fourth quarter of 2013. Submitted applications for all Medicare products, which includes Prescription Drug Plans, increased 22% in the fourth quarter of 2014 to 64,800 applications, compared to 53,000 applications in the fourth quarter of 2013. Approved members for individual and family plan products decreased 47% in the fourth quarter of 2014 to 66,600 members, compared to 125,300 members in the fourth quarter of 2013. Total approved members, including individual and family plan, Medicare plan and other product members, decreased 18% to 219,800 members in the fourth quarter of 2014, compared to 266,600 in the fourth quarter of 2013.

Cash Flows-Cash flows from operations was an outflow of $4.1 million for the fourth quarter of 2014 compared to cash flows from operations of $6.2 million for the fourth quarter of 2013.

Fiscal 2014 Results

Revenue-Revenue for the year ended December 31, 2014 totaled $179.7 million, remaining flat compared to revenue of $179.2 million for the year ended December 31, 2013. Commission revenue for the year ended December 31, 2014 totaled $158.6 million, a 3% increase compared to commission revenue of $153.4 million for the year ended December 31, 2013. Medicare related revenue was $44.5 million for the year ended December 31, 2014, a 15% increase compared to Medicare related revenue of $38.8 million for the year ended December 31, 2013.

Income (Loss) from Operations- Operating loss for the year ended December 31, 2014 was $6.8 million, compared to operating income of $3.7 million for the year ended December 31, 2013. Operating margins were (4)% for the year ended December 31, 2014, compared to 2% for the year ended December 31, 2013.

EBITDA-EBITDA for the year ended December 31, 2014 was $4.8 million compared to EBITDA of $16.2 million for the year ended December 31, 2013. EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other expense, net and provision (benefit) for income taxes to GAAP net income (loss).

Pre-tax Income (Loss)-Pre-tax loss for the year ended December 31, 2014 was $6.9 million, compared to pre-tax income of $3.6 million for the year ended December 31, 2013.

Provision (benefit) for income taxes-Provision for income taxes was $9.3 million for the year ended December 31, 2014 compared to $1.9 million for the year ended December 31, 2013. Non-cash charges of approximately $11.5 million were recorded during the fourth quarter of 2014 to establish a valuation allowance against deferred tax assets.

Net Income (Loss)-Net loss for the year ended December 31, 2014 was $16.2 million, or $(0.88) per diluted share, including an $11.5 million, or $(0.63) per diluted share provision for income taxes to record a valuation allowance against deferred tax assets, compared to net income of $1.7 million, or $0.09 per diluted share for the year ended December 31, 2013. Non-GAAP net loss for the year ended December 31, 2014 was $0.2 million, or $(0.01) per diluted share, compared to non-GAAP net income of $7.3 million, or $0.37 per diluted share for the year ended December 31, 2013. Non-GAAP net loss and non-GAAP net loss per diluted share in the year ended December 31, 2014 exclude $5.9 million of stock-based compensation expense, $1.5 million of intangible asset amortization expense and $8.6 million of provision for income tax, including non-cash charges of $11.5 million to establish a valuation allowance against deferred tax assets. Non-GAAP net income and non-GAAP net income per diluted share in the year ended December 31, 2013 exclude $7.8 million of stock-based compensation expense and $1.4 million of intangible asset amortization expense, less $3.7 million for related income tax benefit.

Cash Flows-Cash flows from operations was $1.8 million for the year ended December 31, 2014 compared to $20.9 million for the year ended December 31, 2013.

Cash Balance-Cash and cash equivalents as of December 31, 2014 totaled $51.4 million, compared to $107.1 million as of December 31, 2013. The decrease in cash and cash equivalents reflects $50.0 million used to repurchase common stock, $3.6 million used to purchase property and equipment, $4.5 million to purchase intangible assets and $3.5 million to net-share settle equity awards, partially offset by $1.8 million provided by operating activities and $4.1 million provided by financing activities from the exercise of common stock options. The intangible asset purchased during the year ended December 31, 2014 was the Internet domain name www.Medicare.com.

Webcast and Conference Call Information
A Webcast and conference call will be held today, Wednesday, February 25, 2015 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 877 930.8066 for domestic callers and 253 336.8042 for international callers. The participant passcode is 84924259. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 855 859.2056 for domestic callers and 404 537.3406 for international callers. The call ID for the replay is 84924259. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.
eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, the nation's first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com).

For more health insurance news and information, visit the eHealth consumer blog: Get Smart - Get Covered or visit eHealth's Consumer Resource Center.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the positive trend in projected profitability of our individual Medicare members; continued investment for growth in the Medicare business; the importance of our Medicare business; our open enrollment period performance in our Individual and Family plan business; our goal to adjust operating expenses to improve earnings and cash flow generation; future events; future performance; membership estimates; and the utility to our investors of the non-GAAP financial measures presented in this release. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and court decisions relating to healthcare reform; competition, including competition from government-run health insurance exchanges; our ability to retain existing members and enroll a large number of individuals and families during the annual healthcare reform open enrollment period; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges; changes in competitive landscape; political, legislative and legal challenges to the Affordable Care Act; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; medical loss ratio requirements; seasonality of our business and the fluctuation of our operating results; product offerings among carriers and the resulting impact on our commission revenue;  the impact of increased health insurance costs on demand;  our ability to retain existing members and limit member turnover; our ability to attract new members and to convert online visitors into paying members; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; variability in timing of commission payments from health insurance carriers; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to align our expenses with our revenue; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to accurately estimate membership; the evolving nature of Affordable Care Act implementation; our relationships with health insurance carriers; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; our ability to successfully market and sell Medicare-related health insurance plans; the operations of our customer care center; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumers satisfaction of our service; changes in products offered on our ecommerce platform; changes in commission rates; maintaining and enhancing our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; our ability to develop an effective process for purchasing of health insurance over the Internet on smart phones, tablets and devices other than desktop or laptop computers; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; success of our sponsorship and advertising business; protection of our intellectual property and defense against intellectual property rights claims; legal liability and regulatory penalties; changes in our management and key employees; maintenance of relationships with business development partners; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information
This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income (loss); non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (EBITDA); non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share.

•	Non-GAAP operating income (loss) consists of GAAP operating income (loss) excluding the following items:

▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and

▪	intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income (loss) by GAAP total revenue.

•
EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other expense, net and provision (benefit) for income taxes to GAAP net income (loss).

•	Non-GAAP net income (loss) consists of GAAP net income (loss) excluding the following items:

▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,

▪	intangible asset amortization expense,

▪	the related income tax benefits of these excluded expenses, and

▪	provision for income taxes to establish a valuation allowance against deferred tax assets.

•	Non-GAAP net income (loss) per diluted share is calculated by dividing non-GAAP net income (loss) by GAAP weighted average diluted shares outstanding.
eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating income (loss), non-GAAP operating margins, EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP operating income (loss), GAAP operating margins, GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:
Kate Sidorovich CFA
Vice President, Investor Relations
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

Media Contact:
Brian Mast
Vice President, Communications
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3149
brian.mast@ehealth.com
http://www.ehealthinsurance.com
(Tables to Follow)
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EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2013	December 31, 2014
Assets	(1)	(unaudited)
Current assets:
Cash and cash equivalents	$107,055	$51,415
Accounts receivable	4,586	8,200
Deferred income taxes	4,459	386
Prepaid expenses and other current assets	8,364	6,474
Total current assets	124,464	66,475
Property and equipment, net	10,283	9,640
Deferred income taxes	4,569	—
Other assets	5,518	5,679
Intangible assets, net	7,496	10,774
Goodwill	14,096	14,096
Total assets	$166,426	$106,664

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,381	$5,961
Accrued compensation and benefits	10,291	8,204
Accrued marketing expenses	8,227	8,707
Deferred revenue	1,784	869
Other current liabilities	2,561	2,996
Total current liabilities	27,244	26,737
Non-current liabilities	6,165	6,449

Stockholders’ equity:
Common stock	28	29
Additional paid-in capital	252,361	259,007
Treasury stock, at cost	(149,998)	(199,998)
Retained earnings	30,466	14,261
Accumulated other comprehensive income	160	179
Total stockholders’ equity	133,017	73,478
Total liabilities and stockholders’ equity	$166,426	$106,664

(1)	The condensed consolidated balance sheet at December 31, 2013 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share amounts, unaudited)

	Three months ended December 31,		Fiscal Year ended December 31,
	2013	2014	2013	2014

Revenue
Commission	$44,190	$38,359	$153,383	$158,626
Other	9,975	6,616	25,797	21,051
Total revenue	54,165	44,975	179,180	179,677
Operating costs and expenses:
Cost of revenue	1,020	744	5,461	4,494
Marketing and advertising (1)	28,212	27,786	71,660	69,732
Customer care and enrollment (1)	11,186	14,353	35,099	42,745
Technology and content (1)	8,994	10,070	32,579	40,390
General and administrative (1)	7,044	5,321	29,235	27,549
Amortization of intangible assets	353	467	1,414	1,529
Total operating costs and expenses	56,809	58,741	175,448	186,439
Income (loss) from operations	(2,644)	(13,766)	3,732	(6,762)
Other expense, net	(24)	(17)	(92)	(98)
Income (loss) before provision for income taxes	(2,668)	(13,783)	3,640	(6,860)
Provision (benefit) for income taxes	(708)	5,416	1,917	9,345
Net income (loss)	$(1,960)	$(19,199)	$1,723	$(16,205)

Net income (loss) per share:
Basic	$(0.11)	$(1.08)	$0.09	$(0.88)
Diluted	$(0.11)	$(1.08)	$0.09	$(0.88)

Weighted-average number of shares used in per share amounts:
Basic	18,656	17,822	19,145	18,367
Diluted	18,656	17,822	19,846	18,367

(1) Includes stock-based compensation as follows:
Marketing and advertising	$666	$(265)	$2,112	$1,692
Customer care and enrollment	81	102	342	386
Technology and content	512	61	1,641	1,611
General and administrative	1,182	(606)	3,707	2,188
Total	$2,441	$(708)	$7,802	$5,877

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2013	2014	2013	2014
Operating activities
Net income (loss)	$(1,960)	$(19,199)	$1,723	$(16,205)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	2,583	7,814	(1,368)	9,163
Depreciation and amortization	976	1,081	3,266	4,192
Amortization of book-of-business consideration	325	89	3,147	1,998
Amortization of intangible assets	353	467	1,414	1,529
Stock-based compensation expense	2,441	(708)	7,802	5,877
Deferred rent	12	85	927	154
Changes in operating assets and liabilities:
Accounts receivable	2,013	(2,322)	(118)	(3,614)
Prepaid expenses and other assets	(1,405)	522	(2,257)	(550)
Accounts payable	153	3,193	(1,742)	1,581
Accrued compensation and benefits	(478)	71	2,026	(2,084)
Accrued marketing expenses	4,481	6,243	4,285	480
Deferred revenue	(2,909)	(1,563)	885	(1,143)
Other current liabilities	(413)	147	957	401
Net cash provided by (used in) operating activities	6,172	(4,080)	20,947	1,779

Investing activities
Purchases of property and equipment	(591)	(269)	(7,326)	(3,604)
Purchase of intangible asset	—	—	—	(4,500)
Net cash used in investing activities	(591)	(269)	(7,326)	(8,104)

Financing activities
Net proceeds from exercise of common stock options	4,567	210	9,217	4,112
Cash used to net-share settle equity awards	(3)	(10)	(943)	(3,516)
Excess tax benefits from stock-based compensation	(834)	(2,501)	3,383	147
Repurchase of common stock	—	—	(59,007)	(50,000)
Principle payments in connection with capital leases	(12)	(17)	(53)	(74)
Net cash provided by (used in) financing activities	3,718	(2,318)	(47,403)	(49,331)

Effect of exchange rate changes on cash and cash equivalents	5	2	(12)	16

Net increase (decrease) in cash and cash equivalents	9,304	(6,665)	(33,794)	(55,640)
Cash and cash equivalents at beginning of period	97,751	58,080	140,849	107,055
Cash and cash equivalents at end of period	$107,055	$51,415	$107,055	$51,415

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(Unaudited)

Key Metrics:	Three Months Ended December 31, 2013	Three Months Ended December 31, 2014

Operating cash flows (1)	$6,172,000	$(4,080,000)

IFP submitted applications (2)	169,800	100,400

IFP approved members (3)	125,300	66,600
Total approved members (4)	266,600	219,800

Commission revenue (5)	$44,190,000	$38,359,000
Commission revenue per estimated member for the period (6)	$36.95	$33.71

	As of December 31, 2013	As of December 31, 2014

IFP estimated membership (7)	796,100	565,900
Medicare estimated membership (8)	118,200	143,500
Other estimated membership (9)	330,600	408,000
Total estimated membership (10)	1,244,900	1,117,400

Other Metrics:	Three Months Ended December 31, 2013	Three Months Ended December 31, 2014

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (11)	41%	50%
Marketing partners (12)	42%	35%
Online advertising (13)	17%	15%
Total	100%	100%

Notes:

(1)	Net cash used in operating activities for the period from the condensed consolidated statements of cash flows.
(2)
IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(6)
Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See the note below and our Form 10-K for the year ended December 31, 2013 - Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)
Estimated number of members active on IFP insurance policies as of the date indicated. See the note below and our Form 10-K for the year ended December 31, 2013 - Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)
Estimated number of members active on Medicare insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2013 - Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)
Estimated number of members active on insurance policies other than IFP and Medicare policies as of the date indicated. See our Form 10-K for the year ended December 31, 2013 - Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(10)
Estimated number of members active on all insurance policies as of the date indicated. See the note below and our Form 10-K for the year ended December 31, 2013 - Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(11)
Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(12)
Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(13)
Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

Note: Historically, to calculate the estimated number of members active on individual and family plan insurance policies, we have taken the sum of (i) the number of IFP members for whom we have received or applied a commission payment for the month that is six months prior to the date of estimation after reducing that number using historical experience (for which the experience for the period from July 1 to December 31, 2013 was used for the calculation of membership as of December 31, 2014) for assumed member cancellations over the six-month period and (ii) the number of approved members over the six-month period prior to the date of estimation after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate. Historically, the percentage of our members who did not accept their approved policy remained at a relatively constant rate. However, we observed an increase in the number of members who ultimately did not accept their approved policies, compared to our historical experience, beginning with policies that were submitted in the quarter ended March 31, 2014. This lower acceptance rate was used to estimate the assumed number of members who did not accept their approved policy for the six months ended December 31, 2014. As a result, for the purpose of estimating the number of members active on individual and family plan insurance policies as of December 31, 2014, we have assumed and applied a higher percentage of members who do not accept their approved policy as compared to the assumption used in prior years.

After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our membership in the membership estimate for the period we receive such updated information, if applicable. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. In addition, and as a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions such as health care reform implementation on our membership retention. Health care reform and other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
GAAP TO NON-GAAP RECONCILIATION
FOR THE THREE MONTHS ENDED DECEMBER 31, 2014
(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2014
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$38,359	85%	$—	$38,359	85%
Other	6,616	15	—	6,616	15
Total revenue	44,975	100	—	44,975	100
Operating costs and expenses:
Cost of revenue	744	2	—	744	2
Marketing and advertising (1)	27,786	62	265	28,051	62
Customer care and enrollment (1)	14,353	32	(102)	14,251	32
Technology and content (1)	10,070	22	(61)	10,009	22
General and administrative (1)	5,321	12	606	5,927	13
Amortization of intangible assets (2)	467	1	(467)	—	—
Total operating costs and expenses	58,741	131	241	58,982	131
Income (loss) from operations	(13,766)	(31)	(241)	(14,007)	(31)
Other expense, net	(17)	—	—	(17)	—
Income (loss) before provision (benefit) for income taxes	(13,783)	(31)	(241)	(14,024)	(31)
Provision (benefit) for income taxes (3)	5,416	12	(11,623)	(6,207)	(14)
Net income (loss) (4)	$(19,199)	(43)%	$11,382	$(7,817)	(17)%

Net income (loss) per share: (4)
Basic - common stock	$(1.08)		$0.64	$(0.44)
Diluted - common stock	$(1.08)		$0.64	$(0.44)

Weighted-average number of shares used in per share amounts:
Basic - common stock	17,822		17,822	17,822
Diluted - common stock	17,822		17,822	17,822

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)
Non-GAAP provision (benefit) for income taxes excludes the estimated provision for income taxes related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above totaling $0.1 million and provision for income taxes to record a valuation allowance against deferred tax assets of $11.5 million.

(4)
Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above and the estimated provision for income taxes and provision for income taxes listed in note (3) above.

EHEALTH, INC.
GAAP TO NON-GAAP RECONCILIATION
FOR THE THREE MONTHS ENDED DECEMBER 31, 2013
(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$44,190	82%	$—	$44,190	82%
Other	9,975	18	—	9,975	18
Total revenue	54,165	100	—	54,165	100
Operating costs and expenses:
Cost of revenue	1,020	2	—	1,020	2
Marketing and advertising (1)	28,212	52	(666)	27,546	51
Customer care and enrollment (1)	11,186	21	(81)	11,105	21
Technology and content (1)	8,994	17	(512)	8,482	16
General and administrative (1)	7,044	13	(1,182)	5,862	11
Amortization of intangible assets (2)	353	1	(353)	—	—
Total operating costs and expenses	56,809	105	(2,794)	54,015	100
Income (loss) from operations	(2,644)	(5)	2,794	150	—
Other expense, net	(24)	—	—	(24)	—
Income (loss) before provision (benefit) for income taxes	(2,668)	(5)	2,794	126	—
Provision (benefit) for income taxes (3)	(708)	(1)	1,107	399	1
Net income (loss) (4)	$(1,960)	(4)%	$1,687	$(273)	(1)%

Net income (loss) per share: (4)
Basic - common stock	$(0.11)		$0.09	$(0.01)
Diluted - common stock	$(0.11)		$0.09	$(0.01)

Weighted-average number of shares used in per share amounts:
Basic - common stock	18,656		18,656	18,656
Diluted - common stock	18,656		18,656	18,656

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)
Non-GAAP provision (benefit) for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)
Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.
GAAP TO NON-GAAP RECONCILIATION
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014
(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Fiscal Year Ended December 31, 2014
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$158,626	88%	$—	$158,626	88%
Other	21,051	12	—	21,051	12
Total revenue	179,677	100	—	179,677	100
Operating costs and expenses:
Cost of revenue-sharing	4,494	3	—	4,494	3
Marketing and advertising (1)	69,732	39	(1,692)	68,040	38
Customer care and enrollment (1)	42,745	24	(386)	42,359	24
Technology and content (1)	40,390	22	(1,611)	38,779	22
General and administrative (1)	27,549	15	(2,188)	25,361	14
Amortization of intangible assets (2)	1,529	1	(1,529)	—	—
Total operating costs and expenses	186,439	104	(7,406)	179,033	100
Income (loss) from operations	(6,762)	(4)	7,406	644	—
Other expense, net	(98)	—	—	(98)	—
Income (loss) before provision (benefit) for income taxes	(6,860)	(4)	7,406	546	—
Provision (benefit) for income taxes (3)	9,345	5	(8,550)	795	—
Net income (loss) (4)	$(16,205)	(9)%	$15,956	$(249)	—%

Net income (loss) per share: (4)
Basic - common stock	$(0.88)		$0.87	$(0.01)
Diluted - common stock	$(0.88)		$0.87	$(0.01)

Weighted-average number of shares used in per share amounts:
Basic - common stock	18,367		18,367	18,367
Diluted - common stock	18,367		18,367	18,367

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)
Non-GAAP provision (benefit) for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above totaling $3.0 million and provision for income taxes to record a valuation allowance against deferred tax assets of $11.5 million.

(4)
Non-GAAP net income and non-GAAP net income per share excludes stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above and the estimated income tax benefit and provision for income taxes listed in note (3) above.

EHEALTH, INC.
GAAP TO NON-GAAP RECONCILIATION
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013
(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Fiscal Year Ended December 31, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$153,383	86%	$—	$153,383	86%
Other	25,797	14	—	25,797	14
Total revenue	179,180	100	—	179,180	100
Operating costs and expenses:
Cost of revenue-sharing	5,461	3	—	5,461	3
Marketing and advertising (1)	71,660	40	(2,112)	69,548	39
Customer care and enrollment (1)	35,099	20	(342)	34,757	19
Technology and content (1)	32,579	18	(1,641)	30,938	17
General and administrative (1)	29,235	16	(3,707)	25,528	14
Amortization of intangible assets (2)	1,414	1	(1,414)	—	—
Total operating costs and expenses	175,448	98	(9,216)	166,232	93
Income from operations	3,732	2	9,216	12,948	7
Other expense, net	(92)	—	—	(92)	—
Income before provision for income taxes	3,640	2	9,216	12,856	7
Provision for income taxes (3)	1,917	1	3,684	5,601	3
Net income (4)	$1,723	1%	$5,532	$7,255	4%

Net income per share: (4)
Basic - common stock	$0.09		$0.29	$0.38
Diluted - common stock	$0.09		$0.28	$0.37

Weighted-average number of shares used in per share amounts:
Basic - common stock	19,145		19,145	19,145
Diluted - common stock	19,846		19,846	19,846

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)
Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)
Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.
GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION
FOR THE THREE MONTHS AND FISCAL YEAR ENDED DECEMBER 31, 2013 AND 2014
(In thousands, unaudited)

EBITDA Reconciliation
	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2013	2014	2013	2014
Net income (loss)	$(1,960)	$(19,199)	$1,723	$(16,205)
Stock-based compensation expense (1)	2,441	(708)	7,802	5,877
Depreciation and amortization (2)	976	1,081	3,266	4,192
Amortization of intangible assets (2)	353	467	1,414	1,529
Other expense, net (3)	24	17	92	98
Provision (benefit) for income taxes (4)	(708)	5,416	1,917	9,345
EBITDA	$1,126	$(12,926)	$16,214	$4,836

Explanation of adjustments

(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes other expense, net.
(4)	Non-GAAP EBITDA excludes income tax expense (benefit).